UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2009

GLOBAL AXCESS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Global Axcess Corp, a Nevada corporation (the “Company”), will hold a 2010 annual meeting of shareholders.  In order to be considered for inclusion in the proxy statement for the Company’s 2010 annual meeting of shareholders, shareholder proposals must be submitted in writing to the Company’s Corporate Secretary, 7800 Belfort Parkway, Suite 165, Jacksonville, Florida 32256 and received at this address by February 1, 2010.  In connection with the 2010 annual meeting, if the Company does not receive notice of a proposal to be considered by March 1, 2010, then the persons appointed by the Company’s board of directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such proposal at the annual meeting if such matter is raised at that annual meeting.  Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

By:	/s/ Michael Loiacono
Name:	Michael Loiacono
Title:	Chief Financial Officer

Dated: December 21, 2009